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                                                                  EXHIBIT 10.9


                  KIRKLAND'S, INC. 1996 EXECUTIVE INCENTIVE AND
                         NON-QUALIFIED STOCK OPTION PLAN



                  Section 1.  Purposes.

                  The purposes of the Plan are to recognize the accomplishments of and compensate selected employees who contribute to the development and success of Kirkland's, Inc. (the "Company") and certain of its affiliates (collectively with Kirkland's, Inc., the "Companies") and to encourage stock ownership by such employees by issuing options to such persons to acquire or increase their proprietary interest in the Companies. The options issued pursuant to this Plan are intended to constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, at the discretion of the Board of Directors, as determined at the time of grant.

                  Because this Plan is intended to apply with respect to all of the Companies, references in this Plan to "shares of Common Stock" refer to an equal number of shares of common stock in each of the Companies. Options may not be granted except for an equal number of shares of common stock in each of the Companies.

                  In the event that a new corporation is formed or acquired by the Company (or otherwise becomes affiliated with the Company) and adopts this Plan, each Option granted under this Plan that is unexercised at the time of such adoption shall automatically include rights with respect to an equal number of shares of common stock of such corporation. Such corporation shall thereafter be considered one of the Companies for all purposes of the Plan.

                  Section 2.  Definitions.

                  "Aggregate Number" means, with respect to an Option, the number of shares of Common Stock issuable by the Company upon exercise of the Option (whether or not then vested), as such number may be adjusted from time to time pursuant to Section 6(h) hereof.

                  "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

                  "Change of Control" means the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding pursuant to a Public Offering) by Stockholders of the Company, in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then outstanding Stock to one or more Persons other than any such sales, transfers, assignments or
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other dispositions by the Stockholders to (i) other persons who are then
Stockholders of the Company pursuant to exercise (in their own right or as assignee) of rights of first refusal with respect to such Shares, (ii) any person the transfer to whom or which is not restricted by the terms of the Shareholders Agreement because such transferee is an Affiliate or Permitted Transferee of such transferor (as such terms are defined in the Shareholders Agreement).

                  "Common Stock" means common stock of each of the Companies.

                  "Convertible Securities" means securities convertible into or exchangeable for shares of Common Stock.

                  "Disabled" means, with respect to an Optionee, (i) when the Optionee is determined to be disabled within the meaning of any long-term disability policy or program sponsored by the Company covering the Optionee, as in effect as of the date of such determination, or (ii) if no such policy or program shall be in effect, when the Optionee is prevented by a physical or mental impairment from engaging in any substantial gainful activity for a period of at least six (6) months or when such physical or mental impairment is likely to result in death. The determination of whether an Optionee is Disabled pursuant to (ii) above shall be determined by the Board of Directors, whose determination shall be conclusive; provided that, (i) if an Optionee is bound by the terms of an Employment Agreement between the Optionee and the Company, whether the Optionee is "Disabled" for purposes of the Plan shall be determined in accordance with the procedures set forth in said Employment Agreement, if such procedures are therein provided; and (ii) an Optionee bound by such an Employment Agreement shall not be determined to be Disabled under the Plan any earlier than he would be determined to be disabled under his Employment Agreement.

                  "Fair Market Value Per Share" means the fair market value per share of Common Stock as determined by the Option Committee or the Board of Directors in good faith.

                  "Option" means an option to purchase Common Stock that is granted pursuant to this Plan.

                  "Optionee" means an employee to whom an Option is granted.

                  "Person" means an individual, partnership, corporation, joint venture, association, trust, limited liability company, limited liability partnership, unincorporated association, other entity or association.

                  "Plan" means this Kirkland's, Inc. 1996 Executive
Incentive and Non-Qualified Stock Option Plan.
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                  "Sale of the Company" means a sale, transfer, assignment or other disposition (including by merger or consolidation) of all of the Stock of the Company, or of all or substantially all of the assets of the Company, or a liquidation or dissolution of the Company.

                  "Stock" means the Common Stock issued by the Company and from time to time outstanding.

                  "Stock Option Agreement" means the agreement evidencing the grant of an Option, which is more fully described in Section 6 hereof.

                  "Stockholders" mean the holders of Stock from time to time outstanding.

                  "Shareholders Agreement" shall mean the Shareholders Agreement dated as of June 12, 1996 among the Company and its shareholders, which agreement restricts the transferability of the Stock as well as affords certain rights and imposes certain obligations on the holders thereof.

                  Section 3.  Administration.

                           (a)      The Plan shall be administered by the Board
of Directors or a committee appointed by the Board of Directors (the "Option Committee"). The Option Committee shall be composed of three members of the Board of Directors and shall be appointed by the Board of Directors. Every member of the Option Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

                           (b)      Except as provided in the last sentence of
this subparagraph (b), all determinations under the Plan shall be made by a majority of the Option Committee or the Board of Directors at a duly convened meeting where at least a quorum is present (including by telephone contact). Any decision or determination reduced to writing and signed by all of the members of the Option Committee or the Board of Directors shall be fully effective as if it had been made by a majority vote at a meeting duly called and convened.

                           (c)      Except to the extent otherwise provided in
the Plan, the Option Committee or the Board of Directors shall have the authority to interpret the Plan, to prescribe, amend and rescind rules regarding it, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination made pursuant to this provision shall be final.

                           (d)      Notwithstanding anything herein to the
contrary, no member of the Option Committee or the Board of Directors shall be liable for any good faith determination, action, or failure to act in connection with the Plan or any grant hereunder.


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                  Section 4.  Eligibility.

                  Options may be granted to any employee (including an employee who is also an officer or a member of the Board of Directors) of the Company. Optionees shall be selected by the Option Committee or the Board of Directors.

                  Section 5.  Common Stock Subject to Option.

                  The Stock subject to an Option shall be authorized but unissued shares of Common Stock. Options shall not be issued with respect to more than Twelve Thousand Three Hundred Four (12,304) shares of Common Stock, subject, however, to adjustment as provided in Section 6(h)(i) hereof.

                  Section 6.  Terms and Conditions of Options.

                  Each Option granted pursuant to this Plan shall be authorized by the Option Committee or the Board of Directors and shall be evidenced and governed by a Stock Option Agreement in such form as the Option Committee or the Board of Directors may from time to time determine. Each Stock Option Agreement shall include the information required in subsections (a) through (f), (g)(i) and (h)(ii) of this Section 6, may include information contained in other subsections of this Section 6, and shall otherwise be in conformity with and shall incorporate by reference the other terms and conditions of the Plan.

                           (a)      Number of Shares.  The number of shares of
Common Stock subject to the Option shall be stated in the Stock Option
Agreement.

                           (b)      Option Price.  The price per share of Common
Stock payable on the exercise of the Option shall be stated in the Stock Option Agreement. In the case of the grant of an incentive stock option, the exercise price shall not be less than the fair market value of the stock at the time such Option is granted; except that, in the event an Option is granted to a person who is a "10-percent shareholder" within the meaning of Section 422 of the Code, the Option price shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock subject to the Option at the time such Option is granted. The fair market value of Common Stock of the Company shall be determined in good faith by the Option Committee or the Board of Directors.

                           (c)      Form of Option.  The Stock Option Agreement
shall state whether the Option granted is an incentive stock option or a non-qualified stock option.


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                           (d)      Vesting.  The Options granted shall mature
and become exercisable in whole or in part in accordance with a vesting schedule set forth in the Stock Option Agreement. Notwithstanding the above, and subject to such vesting conditions as may be set forth in the Stock Option Agreement, in the event of a Sale of the Company or a Change in Control, all Options which have not yet vested shall vest, mature and become exercisable in whole or in part immediately prior to the event constituting the Sale of the Company or Change of Control, provided that such accelerated vesting shall occur sufficiently prior to any such event so as to allow Optionee to exercise any rights he may have in respect of such Options and the stock obtainable upon exercise thereof which rights arise by reason of such event. Furthermore, each Option shall vest, mature and become exercisable eight (8) years from the date it was granted, if such Option has not already become vested or been terminated or forfeited prior to that date.

                           (e)      Payment.  The price payable on the exercise
of the Option in whole or in part shall be equal to the purchase price per Share (provided pursuant to clause (b) above) multiplied by the number of shares as to which the Option is exercised, and shall be paid in full upon exercise of any Option in cash, by check or by delivery to the Company of shares of the Company's Stock having a fair market value equal to the aggregate exercise price of the shares of Common Stock being purchased upon exercise of the Option; provided that shares of Common Stock acquired upon exercise of incentive stock Options may not be so used without the express written consent of the Board of Directors (or Option Committee) and this Optionee if to do so would violate the holding period requirements for such Stock under Section 422 of the Code.

                           (f)      Term and Exercise of Options.

                                    (i)     Options granted hereunder shall be
exercisable at such times as the Option Committee or the Board of Directors shall designate in accordance with the terms and provisions of this Plan, such designation to be reflected in the Option Agreement.

                                    (ii)    An Option shall be exercisable by
written notice which shall state the number of shares of Common Stock in respect of which the Option is being exercised. Such notice shall be addressed to the Secretary of the Company and shall be accompanied by a check for the aggregate amount of the exercise price payable to the Company. An Option shall be treated as exercised on the date that proper notice of exercise accompanied by the aggregate exercise price is received by the Company.


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                           (g)      Termination of Options.

                                    (i)     Except as otherwise provided in
Subsection 6(g)(ii) of this Plan, Options granted hereunder shall terminate at such time as the Option Committee or the Board of Directors shall designate, such designation to be reflected in the Stock Option Agreement; provided, however, that if a Stock Option Agreement does not specify the time at which an Option will terminate, such Option shall terminate three (3) months following the date as of which the Optionee ceases to be employed by the Company for reasons other than the Optionee's death or becoming Disabled.

                                    (ii)    Upon the death of an Optionee while
in the employ of the Company, or if an Optionee becomes Disabled while in the employ of the Company, Options held by such Optionee shall terminate on the date that is twelve (12) months after the date the Optionee dies or becomes Disabled; provided, however, that an Optionee of incentive stock options shall be considered to be Disabled for purposes of this sentence only if he is Disabled within the meaning of Section 22(e)(3) of the Code. If an Optionee of incentive stock options is Disabled within the meaning of this Plan, but not within the meaning of Section 22(e)(3), the incentive stock options held by such Optionee shall terminate three (3) months after the Optionee is terminated from his employment by reason of having become Disabled. Options which are exercisable on the date the Optionee dies or becomes Disabled shall be exercisable by the Optionee, his or her executor(s) or administrator(s) or legal representative for a period of twelve (12) months (in the event of death) or three (3) months (in the event of disability) from the date such Optionee dies or becomes Disabled, subject to the Optionee's, executor's or administrator's obligation to sell the Common Stock acquired upon such exercise to the Company pursuant to the terms of the Shareholders Agreement.

                           (h)      Anti-Dilution Adjustments to Aggregate
Number.

                                    (i)     Subject to required action by the
stockholders, if any, the number of Shares as to which Options may be awarded under this Plan and the number of Shares subject to outstanding Options and the option prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations.

                                    (ii)    The Aggregate Number shall be
subject to any anti-dilution protection adjustments set forth in the Stock Option Agreement.

                           (i)      Other Terms.  Notwithstanding any other
provision of this Plan:


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                                    (i)     No Option shall be granted under
this Plan after ten (10) years after the date the Plan is adopted.

                                    (ii)    No Option granted under this Plan
shall be exercisable after ten (10) years from the date it is granted.

                                    (iii)   No Option granted under this Plan
that is an incentive stock option shall be exercisable later than five (5) years from the date it is granted if the Optionee thereof is a "10-percent shareholder" within the meaning of Section 422 of the Code.

                                    (iv)    No Option granted to any Optionee
shall be treated as an incentive stock option to the extent such Option would cause the aggregate fair market value (determined as of the date of grant of each such Option) of the shares of Common Stock with respect to which incentive stock options are exercisable by such Optionee for the first time during any calendar year to exceed one hundred thousand dollars ($100,000). For purposes of determining whether an incentive stock option would cause the aggregate fair market value of the shares to exceed the one hundred thousand dollars ($100,000) limitation, such incentive stock options shall be taken into account in the order granted. For purposes of this subsection (iv), incentive stock options include all incentive stock options granted to Optionees under this Plan and all other plans of the Company.

                                    (v)     Options granted pursuant to this
Plan may be exercised in any order elected by the Optionee whether or not the Optionee holds any unexercised Options under this Plan or any other plan of the Company.

                           (j)      Rights as a Stockholder.  The Optionee shall
have no rights as a Stockholder with respect to any shares of Common Stock subject to an Option until such Option has been exercised and a certificate evidencing the shares purchased upon exercise has been issued to him and the condition of Section 6(m) hereof are satisfied.

                           (k)      Modification, Extension and Renewal of
Option. Subject to the terms and conditions of this Plan, the Board of Directors may modify, extend or renew an Option, or accept the surrender of an unexercised Option, provided that no incentive stock option may be modified, extended, or renewed if such action would cause it to cease to be an incentive stock option. Notwithstanding the foregoing, no modification of an Option shall be made to the extent it adversely affects the Optionee without such Optionee's consent.

                           (l)      Purchase for Investment.  The issuance of
shares of Common Stock on exercise of an Option shall (i) be conditioned on obtaining appropriate representations and warranties of the Optionee that the purchase of shares thereunder will be for investment, and not with a view to the public resale


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or distribution thereof, unless the shares subject to the Option are registered under the Securities Act of 1933, as amended (the "Act"), and (ii) comply with any other law, regulation or rule applicable thereto. Unless the shares subject to the Option are registered under the Act, the Optionee shall acknowledge that the shares purchased on exercise of the Option are not registered under the Act and may not be sold or otherwise transferred unless the shares have been registered under the Act, or unless counsel satisfactory to the Company provides a written opinion that the sale or other transfer is exempt from registration under the Act, and is in compliance with any other applicable law, including all applicable state securities laws. Certificates evidencing shares of Common Stock purchased upon exercise of Options shall contain a legend in substantially the following form:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO KIRKLAND'S, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE LAWS. MOREOVER, THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT DATED JUNE 12, 1996, COPIES OF WHICH WILL BE FURNISHED BY KIRKLAND'S, INC. UPON WRITTEN REQUEST AND WITHOUT CHARGE, AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

                           (m)      Stockholders Agreement.  Notwithstanding any
other provision of this Plan, the Company shall not issue any shares of Common Stock upon the exercise of an Option unless the Optionee executes (i) a counterpart to the Shareholders Agreement, and (ii) a counterpart to the Registration Rights Agreement, in each case among the Company, its stockholders and holders of warrants.

                  Section 7.  No Right to Employment.

                  No individual shall have the right to continue in the employment of the Company by reason of the grant of any Option under this Plan. An Optionee whose employment is terminated


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shall have no rights against the Company by reason of the termination of such
Option.

                  Section 8.  Term of Plan.

                  Options may be granted from time to time within a period of ten (10) years after the date the Plan is effective.

                  Section 9.  No Obligation to Exercise Option.

                  The granting of an Option does not impose any obligation upon the Optionee to exercise such Option.

                  Section 10.  Amendment of the Plan.

                  Insofar as permitted by law and the Plan, the Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that no such suspension, discontinuance, revision or amendment that would constitute a diminution in rights with respect to any Option then outstanding may be accomplished without the consent of the Optionee; and provided further, that no suspension, discontinuance, revision or amendment may change the aggregate number of shares for which Options may be granted, change the designation of the class of individuals eligible to receive Options or decrease the price at which Options may be granted without the approval of the Stockholders.

                  Section 11.  Approval of Stockholders.

                  This Plan shall become effective on the date that it is adopted by the Board of Directors; provided, however, that the Plan and all Options and Stock Option Agreements granted under the Plan shall become null and void, ab initio, if the Plan is not approved by a majority of the holders of the Company's outstanding Common Stock within one year (365 days) of its adoption by the Board of Directors.

                  Section 12.  Forfeiture.

                  Notwithstanding any other provision of this Plan, if the Board of Directors makes a finding, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee (i) has engaged in conduct involving any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation, fraud, embezzlement, theft, or proven dishonesty in the course of his employment, (ii) has been convicted of a felony, or (iii) has disclosed, without the prior written consent of the Company, to any third party or used for his benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or Affiliate of the Company, which is revealed, obtained or developed in the course of


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Optionee's employment with the Company, then all unexercised Options shall terminate on the date of such finding. In the event of such a finding, in addition to immediate termination of all unexercised Options, the Optionee shall forfeit all Option shares for which the Company has not yet delivered share certificates to the Optionee and the Company shall refund to the Optionee the purchase price therefor paid to it upon exercise of the Option, if any. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

                  Section 13.  Transferability.

                  No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, his Options shall be exercisable only by him, or, in the event such Optionee is Disabled, by his legal representative.

                  Section 14.  Application of Funds.

                  The proceeds received by the Company from the sale of shares pursuant to the exercise of Options shall be used for general corporate purposes.

                  Section 15.  Withholding.

                  Anything to the contrary herein notwithstanding, all payments required to be made or Stock required to be issued by the Company hereunder to an Optionee, his legal representative, heir or devisee shall be subject to the withholding of such amounts as the Company may determine that it is required to withhold pursuant to any applicable federal, state or local law or regulation. Optionee may, at his option, pay to Company cash in the amount of such withholding in lieu of shares being withheld upon Optionee's exercise to pay such withholding.


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